EXHIBIT 10.27

BOISE CASCADE CORPORATION
2001 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

(Adopted July 28, 2000)

          1.     PURPOSE OF THE PLAN. The purpose of the Boise Cascade Corporation 2001 Directors Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing nonemployee directors of the Company the opportunity to defer all or a portion of their cash compensation and thereby encourage their productive efforts on behalf of the Company. The Plan is an unfunded plan intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation.

          2.     DEFINITIONS.

                  2.1     CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred if:

                           (a)     Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

                           (b)     The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                           (c)     The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

                           (d)     The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                           (e)     For purposes of this Section and Section 2.11, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                           (f)      For purposes of this Section and Section 2.11, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  2.2     COMMITTEE. The Executive Compensation Committee of the Company's Board of Directors or any successor to the Committee.

                  2.3     COMPENSATION. A Participant's fees, payable in cash, for services rendered by a Participant as a Director of the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

                  2.4     DEFERRED ACCOUNT. The record maintained by the Company for each Participant of the cumulative amount of (a)  account balances accumulated under other deferred compensation plans or programs of the Company which are merged into this Plan, as listed in Appendix A, (b) Compensation deferred pursuant to this Plan, plus (c) imputed gains or losses on those amounts accrued as provided in Section 4.6.

                  2.5     DEFERRED COMPENSATION AGREEMENT. A written agreement between a Participant and the Company in substantially the form set forth in Appendix B, whereby a Participant agrees to defer a portion of his or her Compensation and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

                  2.6     DEFERRED COMPENSATION AND BENEFITS TRUST. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

                  2.7     DIRECTOR. An individual who is not an employee of Boise Cascade Corporation and who is a member of the Board of Directors of Boise Cascade Corporation.

                  2.8     INVESTMENT ACCOUNT. Any of the notional accounts identified by the Company from time to time, described in Exhibit A, to which Participants may allocate all or any portion of their Deferred Accounts for purposes of determining the gains or losses to be assigned to the Deferred Accounts.

                  2.9     NORMAL RETIREMENT DATE. The date specified in the Company's Bylaws for the retirement of any Director.

                  2.10   PARTICIPANT. A Director who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

                  2.11   POTENTIAL CHANGE IN CONTROL. A Potential Change in Control shall be deemed to have occurred if (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (b) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (i) control or influence the management or policies of the Company, or (ii) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (d) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

                  2.12     TERMINATION. The Participant's ceasing to be a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, or death.

          3.     ADMINISTRATION AND INTERPRETATION. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to the Company's General Counsel and may request that the Committee reconsider decisions of the General Counsel. Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 10 and 11. Any interpretation by the Committee shall be final and binding on the Participants.

          4.     PARTICIPANT DEFERRAL AND DISTRIBUTION ELECTIONS.

                  4.1     EXECUTION OF AGREEMENT. A Director who wishes to participate in the Plan must execute a Deferred Compensation Agreement either (a) for newly eligible individuals, within 30 days after first becoming eligible to participate in the Plan (to defer Compensation for the remainder of that calendar year and subsequent years), or (b) prior to January 1 of the first calendar year for which the Deferred Compensation Agreement is to be effective.

                  4.2     DEFERRAL ELECTION. Each Director shall have the opportunity to elect the amount of his or her Compensation, to be earned in calendar years subsequent to the date of election, which will be deferred in accordance with this Plan. The Compensation otherwise earned by a Participant during each calendar year beginning after the date of the deferral election shall be reduced by the amount elected to be deferred. Elections to defer Compensation are irrevocable except as otherwise provided in this Plan. The amount of Compensation to be deferred will be specified in the Deferred Compensation Agreement.

                  4.3     CHANGE OF DEFERRAL ELECTION.

                           (a)     A Participant who wishes to change an election to defer Compensation may do so at any time by notifying the Committee in writing prior to January 1 of the year for which the change in election is to be effective.

                           (b)     A Participant who wishes to change an election to defer Compensation after January 1 of any calendar year for which the change in election is to be effective must submit a written request to the Committee to revoke his or her deferral election. The request must state why the Participant believes he or she should be permitted to revoke the prior election. Requests will be reviewed as soon as administratively feasible and, if a change is permitted, the change will be effective for all remaining pay periods following the date of the determination.

                  4.4     DISTRIBUTION ELECTION. At the time a Director elects to defer Compensation under Section 4.2, he or she shall elect a distribution option for the Compensation so deferred, including gains or losses thereon, as specified in the Deferred Compensation Agreement. The distribution election shall apply to all amounts deferred under this Plan and amounts deferred under plans listed under Appendix A which have been merged into this Plan. Elections regarding distribution of Deferred Accounts under this Plan are irrevocable except as otherwise provided in this Plan.

                  4.5     CHANGE OF DISTRIBUTION ELECTION. Participants who are active Directors may request, in writing, a change in their distribution election. The changed distribution election must be one of the distribution options in the original Deferred Compensation Agreement. The Committee must receive the request prior to November 30 of the year immediately preceding the year in which benefits are first scheduled to be paid. The request shall be approved or denied at the Committee's sole discretion. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

                  4.6     DEFERRED ACCOUNT ALLOCATIONS AND ADJUSTMENTS. The Company shall maintain a record of each Participant's Deferred Account balance and allocations. Each Participant (a) must allocate his or her current deferrals of Compensation to one of the Investment Accounts, and (b) may, from time to time, choose to change the allocations of his or her current deferrals of Compensation to a different Investment Account.

                            4.6.1     Each Participant's Deferred Account shall be adjusted on a daily basis to reflect the gains or losses attributable to the notional Investment Account(s) selected by the Participant. Computation of the gains or losses of the Investment Accounts shall be at the Company's sole discretion.

                            4.6.2     Participants who are active Directors may change the allocation of future deferrals to or from any Investment Account on any business day, with any change effective as of the first pay period beginning after the date of the change.

                            4.6.3     Participants who are active Directors, may shift the allocation of all or any portion of their Deferred Account balance among any of the Investment Accounts, other than the Stable Value Account, on any business day, with any change effective as of the next business day.

                            4.6.4     Deferred Account balances allocated to the Stable Value Account may not be allocated to any other Investment Account.

          5.     DISTRIBUTIONS.

                  5.1     DISTRIBUTIONS IN GENERAL. The Company shall distribute Participants' Deferred Accounts as elected by each Participant in the applicable Deferred Compensation Agreement, except as otherwise provided in this Section 5.

                  5.2     PLAN BENEFITS UPON TERMINATION. Upon Termination, a Participant shall be paid his or her account in a lump sum or in equal quarterly installments calculated to distribute his or her account plus accrued interest for a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to earn interest at the applicable imputed interest rate. If a Participant does not make an election, his or her account shall be paid out in quarterly installments over 15 years beginning January 1 of the year following Termination. The Participant may request other forms of distribution, which are subject to approval by the Company, pursuant to Section 4.5.

                  5.3     PREMATURE DISTRIBUTION WITH PENALTY. Notwithstanding any provision in this Plan to the contrary, a Participant or beneficiary may, at any time, request a single lump-sum payment of the amount credited to his or her Deferred Account under the Plan. The amount of the payment shall be equal to (a) the Participant's Deferred Account balance under the Plan as of the payment date, reduced by (b) an amount equal to 10% of the Deferred Account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Committee. The payment shall be made within 30 days of the date on which the Committee received the request for the distribution. If a Participant makes a request under this provision, he or she shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after the request. In addition, in such event, any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during that 12-month period.

                  5.4     DISTRIBUTIONS FOLLOWING PARTICIPANT DEATH; DESIGNATION OF BENEFICIARY. The Company shall make all payments to the Participant, if living. A Participant shall designate a beneficiary by filing a written notice of designation with the Company in such form as the Company may prescribe. If a Participant dies either before benefit payments have commenced under this Plan or after his or her benefits have commenced but before his or her entire Deferred Account has been distributed, his or her designated beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement. If no designation is in effect when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant's estate.

          6.     MISCELLANEOUS.

                  6.1     ASSIGNABILITY. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, as described in Section 5.4.

                  6.2     TAXES. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

                  6.3     CONSTRUCTION. To the extent not preempted by federal law, the Plan shall be construed according to the laws of the state of Idaho.

                  6.4     FORM OF COMMUNICATION. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's Manager of Salaried and Executive Compensation at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

          7.     AMENDMENT AND TERMINATION. The Company, acting through its Board of Directors or any committee of the Board of Directors, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

          8.     UNSECURED GENERAL CREDITOR. Except as provided in Section 9, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

          9.     DEFERRED COMPENSATION AND BENEFITS TRUST. Upon the occurrence of any Potential Change in Control, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations under this Plan (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan.

                  Upon a Change in Control, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

          10.   CLAIMS PROCEDURE. Claims for benefits under the Plan shall be filed in writing, within 60 days after the event giving rise to a claim, with the Company's Manager of Salaried and Executive Compensation (the "Manager"), who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Committee. The claim shall include a statement of all relevant facts and copies of all documents, materials, or other evidence that the claimant believes relevant to the claim. The Company shall notify the claimant in writing of the disposition of the claim within 60 days after the claim is filed. The Manager, in his or her sole discretion, may extend this 60-day period an additional 60 days by providing written notice of the extension to the claimant before the original 60-day period expires. If the claim is denied, the specific reasons for the denial shall be set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant may perfect the claim or submit the claim for further review will be provided.

          11.   CLAIMS REVIEW PROCEDURE. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, shall be entitled, upon written request, to a review of the denied claim. The request, together with a written statement of the claimant's position, must be filed no later than 60 days after receiving the written notice of denial provided for in Section 10 with the Manager, who shall promptly inform the Committee. The Committee shall review the claim and notify the claimant, in writing, of its decision within 60 days after receiving the request for review. The Committee, in its discretion, may extend this 60-day period an additional 60 days by providing written notice of the extension to the claimant before the original 60-day period expires. The Committee's written decision shall state the facts and Plan provisions upon which the decision is based and shall be final and binding on all parties.

          12.    LAWSUITS, JURISDICTION, AND VENUE. No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 10 and 11. Any such lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 11, whichever is sooner. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Idaho shall apply.

          13.    EFFECTIVE DATE OF PLAN. This Plan shall become effective as of January 1, 2001.

EXHIBIT A

INVESTMENT ACCOUNTS

          1.     STABLE VALUE ACCOUNT. Deferred Accounts allocated to this account shall be credited, while the Participant is a Director of the Company, with imputed interest equal to an annualized rate of interest equal to 130% of Moody's Composite Average of Yields on Corporate Bonds ("Moody's") as determined each month from Moody's Bond Record (as published by Moody's Investor's Service, Inc.) or any successor thereto, or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion. Moody's, for purposes of this Plan, shall be based for any given month on such published rate for the immediately preceding calendar month.

APPENDIX A

List of Deferred Compensation Plans/Programs Merged into
the 2001 Board of Directors Deferred Compensation Plan

-  Boise Cascade Corporation 1987 Board of Directors Deferred Compensation Plan
-  Boise Cascade Corporation 1995 Board of Directors Deferred Compensation Plan
-  Boise Cascade Office Products Corporation 1995 Board of Directors Deferred Compensation Plan
-  Boise Cascade Office Products Corporation Board of Directors Deferred Compensation Plan

APPENDIX B
Boise Cascade Corporation
Form of Director Deferred Compensation Agreement

          THIS AGREEMENT dated ________________, is between BOISE CASCADE CORPORATION ("the Company") and ______________________ (the "Director"). The Company designates the Director as a Participant in the Company's 2001 Board of Directors Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement.

The Company and the Director agree as follows:

Compensation Deferral Election

          The Director irrevocably elects to defer receipt of $_______________ ($5,000 to 100%) per year of his or her Compensation from the Company to be earned commencing January 1, 2001. Note: This election will apply to your Compensation earned during 2001 and in successive years unless you elect to change this deferral election as provided in the Plan.

          The Company believes, but does not guarantee, that a deferral election made in accordance with the terms of the Plan is effective to defer the receipt of taxable income. The Director has been advised to consult with his or her attorney or accountant familiar with the federal and state tax laws regarding the tax implications of this Deferred Compensation Agreement and the Plan.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.

                                                                     BOISE CASCADE CORPORATION

                                                                     By__________________________________

                                                                     DIRECTOR

                                                                     By__________________________________

Boise Cascade Corporation
Form of Director Deferred Compensation Distribution Election Agreement

          THIS AGREEMENT dated ________________, is between BOISE CASCADE CORPORATION ("the Company") and ______________________ (the "Director"). Director is a Participant in the Company's 2001 Board of Directors Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement.

          The Company and the Director agree to the following distribution of Director's account balance under the plan:

Distribution Election -- NOTE: This election will apply to ALL your deferred compensation with Boise Cascade.

          1.  The Director elects the following form of distribution of his or her Deferred Account balance:
               ____     A.     Lump-sum payment.
               ____     B.     Quarterly installment payments (estimated to be level payments) over a period of
                                    ________ years (not to exceed 15  years).
               ____     C.     As set forth in Exhibit A (alternative distribution plan not to exceed 15 years).

          2.  The Director elects the following distribution beginning date:
               ____     A.     January 1 of the year following Termination.
               ____     B.     The later of age 55 or Termination.
               ____     C.     The later of age 65 or Termination.
               ____     D.     The later of ____________ (date) or his or her Normal Retirement Date.

          3.  If the Director dies before his or her distributions from the Plan begin, the Company will pay the Director's designated beneficiary the Deferred Account balance as a (choose one):
               ____     A.     Lump-sum payment.
               ____     B.     Quarterly installment payments over a period of _______years (not to exceed
                                   15 years).
               ____     C.     As set forth in Exhibit A (alternative distribution plan not to exceed 15 years).

          4.  If the Director dies after installment payments have begun, the Company will pay the Director's designated beneficiary (choose one):
               ____     A.     Lump sum of the remaining Deferred Account balance.
               ____     B.     The remaining installment payments, if any.

               IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.
BOISE CASCADE CORPORATION	DIRECTOR

By____________________________	By_____________________________